UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): July 3, 2015

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2015 (the “Closing Date”), Maxwell Technologies, Inc. (“the Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) and related agreements with East West Bank (“EWB”), whereby EWB made available to the Company a secured credit facility in the form of a revolving line of credit up to a maximum of the lesser of: (a) $25.0 million; or (b) a certain percentage of domestic and foreign trade receivables (the “Revolving Line of Credit”). In general, amounts borrowed under the Revolving Line of Credit are secured by a lien on all of the Company’s assets, including its intellectual property, as well as a pledge of 100% of its equity interests in the Company’s Swiss subsidiary (“Swiss Subsidiary”). The obligations under the Loan Agreement are guaranteed by the Swiss Subsidiary. Borrowings under the Loan Agreement may be used for working capital and for other general corporate purposes of the Company and its subsidiaries. The Revolving Line of Credit will mature on July 3, 2018, however, repayment of amounts owed pursuant to the Loan Agreement may be accelerated in the event that the Company is in violation of the representations, warranties and covenants made in the Loan Agreement, including certain financial covenants set forth therein.

Upon the Closing Date, the Company was required to pay a commitment fee equal to $125,000, which shall also be paid annually thereafter until the termination date of the Loan Agreement. Amounts borrowed under the Revolving Line of Credit bear interest, payable monthly. Such interest shall accrue based upon, at the Company’s election, subject to certain limitations, either a Prime Rate plus a margin or the LIBOR Rate plus a margin, the specific rate for each as determined based upon the Company’s leverage ratio from time to time. The Company must also pay an unused commitment fee of the average daily unused amount of the Revolving Line of Credit, payable monthly, equal to a per annum rate in a range of 0.30% to 0.50%, again as determined by the Company’s leverage ratio from time to time.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with entering into the Loan Agreement described above, on July 3, 2015, the Company repaid all outstanding loans under and terminated a revolving line of credit and an equipment term loan dated December 5, 2011, as amended, (the “Former Credit Agreement”), by and among the Company and Wells Fargo Bank, National Association. The Company did not incur any early termination or prepayment penalties under the Former Credit Agreement in connection with the above transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

The Company has issued a press release regarding the Loan Agreement, a copy of which is attached to this report as Exhibit 99.1. The information furnished under this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement.
99.1	Press release issued by Maxwell Technologies, Inc. on July 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: July 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement.
99.1	Press release issued by Maxwell Technologies, Inc. on July 6, 2015.